UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): February 9, 2012

Sagebrush Gold Ltd.
(exact name of registrant as specified in its charter)

Nevada	333-150462	26-0657736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1640 Terrace Way Walnut Creek, California	94597
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 705-9357

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to (i) securing capital for general working purposes, and (ii) other risks and in statements filed from time to time with the Securities and Exchange Commission (the “SEC ”). All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to, and will not, update any forward-looking statements to reflect events or circumstances after the date hereof.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2012, the Board of Directors (the “Board”) of Sagebrush Gold Ltd. (the “Company”) appointed Stephen Alfers as Chairman and Chief Executive Officer of the Company.  Simultaneously with Mr. Alfers’ appointment, Barry Honig resigned from his position as Chairman of the Company but remains a member of the Board.

Mr. Alfers, age 66, served as the President and Chief of U.S. Operations of Franco-Nevada Corporation from 2010 to 2011 and its Vice President (Legal) from 2007 to 2009.  Mr. Alfers served as President of Franco-Nevada US Corporation, the wholly owned subsidiary of Franco-Nevada Corporation, from 2010 to 2011.  Mr. Alfers served as the President and Chief Executive Officer of NewWest Gold Corporation, a publicly-traded Canadian corporation listed on the Toronto Stock Exchange, from 2006 to 2007.  Mr. Alfers also served on the Board of Directors of NewWest Gold Corporation from 2005 to 2007.  Mr. Alfers served as President and Chief Executive Officer of the NewWest Resources Group from 2001 to 2005 and President and Chief Executive Officer of NewWest Gold Corporation, a privately-held Delaware Corporation, from 2005 to 2006.  Mr. Alfers was the founder and managing partner of Alfers & Carver LLC from 1995 to 2001, a boutique natural resources law firm.  Mr. Alfers received a J.D. from the University of Virginia, an M.A. in Monetary Policy and Public Finance from the University of Denver and a B.A. in Economics from the University of Denver.  Mr. Alfers was chosen to be a director of the Company based on his extensive mining resource and business experience. Mr. Alfers has also been the President of Alfers Mining Consulting since 2007.

There are no arrangements or understandings between Mr. Alfers and any other persons pursuant to which Mr. Alfers was named a director of the Company. Mr. Alfers does not have a family relationship with any of the Company's directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer.

Other than as set forth herein, Mr. Alfers does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

On February 9, 2012, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Alfers, pursuant to which Mr. Alfers shall serve as the Chief Executive Officer of the Company until December 31, 2015, subject to renewal.  Pursuant to the terms of his Employment Agreement, Mr. Alfers will be entitled to a base salary of $250,000 per year and was issued (i) 12,000,000 shares of the Company’s restricted common stock and (ii) an option to purchase 10,000,000 shares of the Company’s common stock with a term of ten years and an exercise price equal to the closing price of the Company’s common stock on the trading day immediately prior to the date of issuance of such grant.

The Company agreed to undertake to register 3,000,000 shares of the restricted common stock with the Securities Exchange Commission (the “SEC”) at which time 3,000,000 shares shall thereupon vest.  6,000,000 restricted shares (less any shares sooner vested upon registration with the SEC pursuant to the foregoing sentence) will vest on the earlier of (a) such date that the Company consummates a secondary public offering of its securities in which the Company receives gross proceeds of at least $7,000,000 or (b) one year from the date of the Employment Agreement; 3,000,000 shares shall vest two years from the date of the Employment Agreement; and (c) 3,000,000 shares shall vest three years from the date of the Employment Agreement.

Under his Employment Agreement, Mr. Alfers is entitled to receive an annual bonus if the Company meets or exceeds certain criteria adopted by the Board.  The “Target Bonus” for Mr. Alfers for shall equal 100% of his annualized base salary for that year if target levels of performance for that year are achieved, with greater or lesser amounts paid for performance above and below such target. Mr. Alfers is entitled to receive a one-time bonus of $500,000 at the time of entering into the Employment Agreement.

Certain amounts payable to Mr. Alfers as compensation are subject to claw-back rights in the event of restatements of the Company’s financial information for a period of 3 years.  In the case of any termination of Mr. Alfers’ employment due to Resignation Without Good Reason (as defined in the Employment Agreement) prior to the one year anniversary of the Employment Agreement, 50% of the initial bonus shall be required to be repaid to the Company.

Upon Mr. Alfers’ termination without Cause (as defined in the Employment Agreement), within six months prior to or twenty four months following a Change in Control or upon Mr. Alfers’ Resignation for Good Reason during a Change in Control Period (as such terms are defined in the Employment Agreement), the Company shall pay to Mr. Alfers (in addition to any Accrued Obligations as defined in the Employment Agreement), a lump sum in an amount equal to (x) three times (y) the sum of (i) Mr. Alfers’ base salary plus (ii) Mr. Alfers’ bonus. Additionally, any unvested equity awards that were granted prior to such Change in Control, including the awards described herein, shall fully and immediately vest.

This summary of the Employment Agreement is not complete, and is qualified in its entirety by reference to the full text of the agreement that is attached as Exhibit 10.1 to this Current Report on Form 8-K.

On February 10, 2012 the Company entered into an indemnification agreement with Mr. Alfers that provides, among other things, for the indemnification to the fullest extent permitted or required by Nevada law, provided however, that Mr. Alfers shall not be entitled to indemnification in connection with (i) any “claim” (as such term is defined in the agreement) initiated by him against the Company or the Company’s directors or officers unless the Company joins or consent to the initiation of such claim, or (ii) the purchase and sale of securities by him in in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended.  This summary of the indemnification agreement is not complete, and is qualified in its entirety by reference to the full text of the agreement that is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders

On February 9, 2012, the holders of approximately 53% of the outstanding shares of the Company's common stock voted in favor of the adoption of the Company's 2012 Equity Incentive Plan (the "Plan").  The Board approved the Plan on February 9, 2012, which reserves 40,000,000 shares of common stock for issuance thereunder in the form of incentive stock options, non-qualified stock options and restricted stock grants, issuable to the Company's officers, directors, employees and consultants.

Item 9.01          Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description

10.1 10.2 10.3 99.1	Employment Agreement for Stephen Alfers Indemnification Agreement 2012 Equity Incentive Plan Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2012

Sagebrush Gold Ltd.

By:	/s/ David Rector
David Rector
President